UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2010, Cleco Corporation (the “Company”) filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Louisiana.  The Amended and Restated Articles of Incorporation were effective upon such filing.  In accordance with the Louisiana Business Corporation Law, the Amended and Restated Articles of Incorporation eliminated provisions in the Company’s Amended and Restated Articles of Incorporation relating to the Company’s Convertible Preferred Stock Series of 1991 and  Series A Participating Preferred Stock and restated the Company’s Amended and Restated Articles of Incorporation dated June 17, 1999, as amended by Articles of Amendment to Amended and Restated Articles of Incorporation dated August 11, 2000, and Articles of Amendment to Amended and Restated Articles of Incorporation dated May 7, 2001.  No shares of the Company’s Convertible Preferred Stock Series of 1991 or Series A Participating Preferred Stock are outstanding.  A copy of the Amended and Restated Articles of Incorporation of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

3.1 Cleco Corporation’s Amended and Restated Articles of Incorporation dated November 2, 2010, and filed with the Secretary of State of the State of Louisiana on November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: November 2, 2010	By: _/s/ Wade A. Hoefling____
Wade A. Hoefling
Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Cleco Corporation’s Amended and Restated Articles of Incorporation dated November 2, 2010, and filed with the Secretary of State of the State of Louisiana on November 2, 2010.